AMENDMENT TO CONSULTANT AGREEMENT


     This Amendment to Consultant Agreement is dated the ____ day of July, 2002, between 21st Equity Partners, LLC, at 15800 John J Delaney Drive, Suite 325, Charlotte, NC 28277 (hereinafter referred to as "Consultant") and Technology Connections, Inc., at 4421 Stuart Andrew Blvd., Suite 102, Charlotte, North Carolina 28217 (hereinafter referred to as the "Company"). All references to "We" and "Consultant" as used herein refer to 21st Equity. All references to "You" or "Company" or "Corporation" refer to Technology Connections, Inc.

     WHEREAS, Consultant and the Company entered in a Consulting Agreement dated March 26, 2002 (the "Consulting Agreement"), which provided for Consultant to provide certain services to Company in connection with the Company's decision to transform from a private to publicly traded entity;

     WHEREAS, Consultant and Company desire to amend the Consulting Agreement to eliminate certain provisions that are not representative of their agreement and understanding;

     NOW,  THEREFORE,  the  Consultant  and  Company  hereby  agree  as follows:

1. The Consulting Agreement provides that the total share percentage to be paid to 21st Equity for its services under the agreement shall be 4.9% of the outstanding unrestricted shares of the publicly traded entity. Such compensation misstates the agreement of the parties. The parties hereby agree that the total share compensation to be paid to 21st Equity for its services under the agreement shall equal 1,225,000 shares of Company common stockSuch stock shall be issued to 21st Equity prior to the Company's initial public offering, and shall be registered under the Company's first registration statement on Form SB-2 filed with the SEC. There shall be no additional share issuances by the Company to 21st Equity under the terms of the Consulting Agreement.

2. The Consulting Agreement provides that the Company agrees to make available up to 30% of its total outstanding shares to Consultant for payment to various professionals within the Consultant's network or referred by the Consultant for investor relations and market awareness programs. Such an arrangement misstates the agreement of the parties. The parties hereby agree that there shall be no additional shares made available to 21st Equity for investor relations and market awareness programs under the terms of the Consulting Agreement. Language to the contrary contained in the Consulting Agreement is hereby deleted.

3. This Amendment to Consulting Agreement is hereby made and entered into by the Consultant and the Company as of the date first above written.
                                       -2-



21st  Equity  Partners,  LLC                    Technology  Connections,  Inc.



BY/s/  Dave  Wood                                  BY  /s/  Kevin  G. Kyzer
   ---------------                                     --------------------
       Dave  Wood                                       Kevin  G.  Kyzer
       President                                        President